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                                                                 Exhibit 23.1(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05155, 333-07561, 333-07563, 333-07565,
333-53769, 333-53777, 333-77031 and 333-44998), and in the Registration
Statements on Form S-3 (Nos. 333-32168, 333-32180 and 333-45636) of Sapient
Corporation of our report dated January 25, 2001, appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Boston, Massachusetts
March 21, 2001